SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                     _______________________

                            FORM 8-K

                         CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                              1934

      Date of Report (Date of earliest event reported):

                       February 10, 1999


                    Fingerhut Companies, Inc.
     (Exact name of registrant as specified in its charter)


     Minnesota             001-08668              41-1396490
(State of Incorporation)  (Commission file    (I.R.S. Employer
                             number)          Identification No.)


                         4400 Baker Road
                    Minnetonka, Minnesota               55343
         (Address of principal executive offices)     (Zip Code)



                             (612) 932-3374
                 (Registrant's telephone number)








Item 5.   Tender Offer and Merger.

      On February 10, 1999, the registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Federated Department Stores, Inc., a Delaware corporation ("Parent"), and Bengal Subsidiary Corp., a Minnesota corporation and wholly owned subsidiary of Parent ("Purchaser"). Subject to the terms and conditions of the Merger Agreement, Purchaser will commence a cash tender offer for all of the registrant's issued and outstanding shares of Common Stock for $25.00 per share. The tender offer is conditioned upon the holders of at least a majority of shares of the registrant's Common Stock tendering their shares and certain governmental approvals. Following the tender offer, Purchaser will be merged into the registrant, with the registrant surviving as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, those shareholders of the registrant who did not tender their shares (other than Parent and its subsidiaries and shareholders exercising dissenters rights) will be entitled to receive $25.00 per share of Common Stock held by them.

Item 7.   Financial Statements and Exhibits.

Exhibit

2. Agreement and Plan of Merger, dated as of February 10, 1999, by and among Fingerhut Companies, Inc., Federated Department
     Stores, Inc. and Bengal Subsidiary Corp.

99.  Press release, dated February 11, 1999.



                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 FINGERHUT COMPANIES, INC.

                                      /s/Gerald T. Knight
 Date:  February 15, 1999        By:  Gerald T. Knight
                                     Executive Vice President,
                                     Chief Financial Officer